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                                                                    EXHIBIT 23.2


                          CONSENT OF DIRECTOR NOMINEE


     I hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of the initial public offering of common stock $0.001 par value per share of Quotesmith.com Inc. (the "Corporation") of my biographical information and the disclosure of my status as a director nominee of the Corporation.



                                                  /s/ Jeremiah A. Denton, Jr.
                                                  ---------------------------
                                                      Jeremiah A. Denton, Jr.